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                                                                      EXHIBIT 11
                             CKE RESTAURANTS, INC.
                       CALCULATION OF EARNINGS PER SHARE
                    (In Thousands Except Per Share Amounts)

                                                             Sixteen Weeks Ended
                                                          --------------------------
                                                          May 22,             May 23,
                                                           1995                1994
                                                          -------             -------
PRIMARY EARNINGS PER SHARE
- --------------------------

    Net income                                            $ 1,915             $   656
                                                          =======             =======

    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                             18,255              18,677

       Pro-Rata Shares:
           Exercise of stock options                           --                  60
           Purchase of treasury shares                        (72)                 --

       Dilutive effect of outstanding
              stock options                                    15                   2
                                                          -------             -------
                                                           18,198              18,739
                                                          =======             =======
                   Primary earnings per share             $   .11             $   .04
                                                          =======             =======

FULLY DILUTED EARNINGS PER SHARE
- --------------------------------
    Net income                                            $ 1,915             $   656
                                                          =======             =======
    Weighted average shares outstanding:
       Common stock outstanding from
           beginning of period                             18,255              18,677

       Pro-Rata Shares:
           Exercise of stock options                           --                  60
           Purchase of treasury shares                        (72)                 --

           Dilutive effect of outstanding
              stock options                                    16                   2
                                                          -------             -------
                                                           18,199              18,739
                                                          =======             =======
                     Fully diluted earnings per share     $   .11             $   .04
                                                          =======             =======





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